CARMAX REPORTS RECORD FOURTH QUARTER SALES;
                  -------------------------------------------

              Expects Fourth Quarter EPS of Approximately 28 Cents
              ----------------------------------------------------

Richmond, Va., March 4, 2005 - CarMax, Inc. (NYSE: KMX) today reported record sales for the fourth quarter ended February 28, 2005.

     o Total sales increased 25% to $1.40 billion from $1.12 billion in the fourth quarter last year.

     o Comparable store used unit sales rose 12% for the quarter.

     o Total used unit sales grew 27% for the quarter.

     o The company now expects fourth quarter earnings of approximately 28 cents per share compared with 21 cents per share in the fourth quarter last year.

Commentary
----------

"The fourth quarter sales performance was a terrific finish to a fiscal year that was more difficult than we have seen in a while," said Austin Ligon, president and chief executive officer. "In the fourth quarter, we experienced the strongest sales growth of the fiscal year. Stronger sales occurred both in our more established stores and in our newer superstores, as well as in all our geographic regions. All regions benefited from the seasonal increase in subprime-financed sales that we discussed in our February 22 news release, and all regions also benefited from additional strength in used car sales overall." As anticipated by the company on February 22, 2005, subprime-financed sales contributed an incremental 5 percentage points to comparable store used unit growth in the fourth quarter. CarMax rolled out subprime financing to its full superstore base in August 2004.

"Even during our first and second quarters, when sales performance was disappointing, we believe we continued to gain market share," Ligon said. "For the fiscal year, our used unit comp growth of 1% compares with the estimated industry used car unit decline of approximately 2% in 2004 and a used unit comp performance by the publicly traded new car retailers that we estimate averaged approximately minus 5% in 2004.



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CarMax, Inc.
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"We now expect fourth quarter earnings to be approximately 28 cents per share, up about 33% from fourth quarter EPS last year, " said Ligon. CarMax reported fourth quarter earnings per share of 21 cents in the prior year, which included approximately 1 cent realized from the sale of a new car franchise.

Used Car Store Openings and New Car Franchise Disposals
-------------------------------------------------------

CarMax opened one superstore during the fourth quarter, a satellite superstore in the Miami, Fla., market on December 1. The company opened nine superstores in fiscal 2005, an 18% increase in the used car superstore base. In December, CarMax announced that in fiscal 2006, ending February 28, 2006, the company expects to open nine superstores, a 16% increase in its used car superstore base.

During the fourth quarter, the company returned to the manufacturer its two remaining Mitsubishi franchises, one at its Dulles superstore in northern Virginia and one in Kenosha, Wis. Following these actions, CarMax has seven new car franchises, consisting of three Chrysler franchises, two Toyota franchises, one Nissan franchise, and one Chevrolet franchise. The company plans to operate this core group of new car franchises for the foreseeable future.

Earnings Release and Conference Call Information
------------------------------------------------

CarMax will release fourth quarter earnings on Wednesday, March 30, 2005, before the opening of the New York Stock Exchange. The company will host a conference call for investors at 9:00 a.m. Eastern time on that date. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 3420488). International investors should dial 1-706-679-7457 (conference I.D.: 3420488). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on March 30 and will run through midnight, April 7, 2005. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 3420488) and international investors at 1-706-645-9291 (conference I.D.: 3420488). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.




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CarMax, Inc.
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Retail Vehicle Sales Changes
----------------------------

                                               Three Months Ended                     Years Ended
                                               February 28 or 29                   February 28 or 29
                                        ---------------------------------    -------------------------------
                                             2005             2004                2005            2004
                                             ----             ----                ----            ----
Comparable store vehicle sales:
     Used vehicle units..........            12 %              5 %                 1 %            6 %
     New vehicle units...........            (2)%              3 %                 8 %           (1)%
     Total vehicle units.........            11 %              5 %                 1 %            5 %

     Used vehicle dollars........            14 %              9 %                 3 %            7 %
     New vehicle dollars.........            (2)%              7 %                 8 %            1 %
     Total vehicle dollars.......            13 %              9 %                 3 %            6 %

Total vehicle sales:
     Used vehicle units..........            27 %             17 %                13 %           18 %
     New vehicle units...........           (12)%             (5)%                (5)%           (3)%
     Total vehicle units.........            24 %             15 %                11 %           16 %

     Used vehicle dollars........            30 %             21 %                15 %           19 %
     New vehicle dollars.........           (11)%             (1)%                (5)%           (1)%
     Total vehicle dollars.......            25 %             18 %                13 %           16 %


Retail Vehicle Sales Mix
------------------------
                                               Three Months Ended                     Years Ended
                                                February 28 or 29                  February 28 or 29
                                         --------------------------------    -------------------------------
                                              2005            2004                2005            2004
                                              ----            ----                ----            ----
Vehicle units:
     Used vehicles................             94%             92%                 92%            91%
     New vehicles.................              6               8                   8              9
                                         --------------- ----------------    --------------- ---------------
     Total........................            100%            100%                100%           100%
                                         --------------- ----------------    --------------- ---------------

Vehicle dollars:
     Used vehicles................             91%             88%                 89%            87%
     New vehicles.................              9              12                  11             13
                                         --------------- ----------------    --------------- ---------------
     Total........................            100%            100%                100%           100%
                                         --------------- ----------------    --------------- ---------------





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CarMax, Inc.
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Retail Unit Sales
-----------------
                                               Three Months Ended                     Years Ended
                                                February 28 or 29                  February 28 or 29
                                         --------------------------------    -------------------------------
                                              2005            2004                2005            2004
                                              ----            ----                ----            ----
Used vehicles.....................           69,511          54,543              253,168         224,099
New vehicles......................            4,271           4,837               20,636          21,641
                                         --------------- ----------------    --------------- ---------------
Total.............................           73,782          59,380              273,804         245,740
                                         --------------- ----------------    --------------- ---------------

Average Retail Selling Prices
-----------------------------
                                               Three Months Ended                     Years Ended
                                                February 28 or 29                  February 28 or 29
                                         --------------------------------    -------------------------------
                                              2005            2004                2005            2004
                                              ----            ----                ----            ----
Used vehicles.....................           $15,698         $15,370            $15,663          $15,379
New vehicles......................           $24,089         $23,942            $23,671          $23,650
Weighted average..................           $16,184         $16,068            $16,267          $16,107

About CarMax
------------
CarMax, a Fortune 500 company and one of the Fortune 2005 "100 Best Companies to
Work For," is the nation's leading specialty retailer of used cars.
Headquartered in Richmond, Va., CarMax currently operates 58 used car superstores in 27 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended February 28, 2005, the company retailed 253,168 used cars, which is 92 percent of the total 273,804 vehicles the company retailed during that period. For more information, access the CarMax website at
www.carmax.com.
---------------

Forward-looking Statements
--------------------------

The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual
Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

                                      # # #
Contacts:
---------
Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
     Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594
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